Exhibit 99.1


                              FOR IMMEDIATE RELEASE


For More Information:   Minh Nguyen
                        Vice President and Controller, Siliconix incorporated
                        (NASDAQ NMS: SILI)
                        (408) 567-8400

                        Robert Freece
                        Executive Vice President, Vishay Intertechnology, Inc. (NYSE: VSH)
                        (610) 251-5252


        Siliconix Reports Third Quarter Net Income of $0.32 per Share


       Santa Clara, CA -- October 29, 2003 -- Siliconix incorporated (NASDAQ
NMS: SILI), an 80.4 percent subsidiary of Vishay Intertechnology, Inc. (NYSE:
VSH), announced net income of $9.6 million, or $0.32 per share, for the quarter ended September 27, 2003. This compares to net income of $13.3 million, or $0.45 per share, in the third quarter of 2002 and $9.3 million, or $0.31 per share, in the second quarter of 2003. Sales for the third quarter of 2003 were $97.4 million, one percent more than the sales of $96.1 million for the third quarter of 2002 and 10% better than the sales of $88.2 million for the second quarter of this year.

       Net income for the first nine months of 2003 was $28.9 million, or $0.97 per share, compared to net income of $32.7 million, or $1.10 per share, for the first nine months of 2002. Sales for the first nine months of 2003 were $283.4 million, three percent more than the sales of $274.7 million for the first nine months of 2002.

       The gross margin for the third quarter of 2003 was 29%, compared to 31% for both the third quarter of 2002 and the second quarter of 2003. The lower gross margin for this year's third quarter reflected the effect of continuing price declines and changing product mix as the Company secured incremental business in a challenging market during the second quarter and the earlier part of the third quarter. The Company's cost reduction programs helped mitigate the impact of these competitive pressures.

       Research and development expenses were essentially flat as compared to the third quarter of 2002 and also on a sequential basis. Selling, marketing and administration expenses increased by $669,000 over the third quarter of the prior year and by $383,000 sequentially. The greater expenditures were primarily attributable to increases in expenditures for directors' and officers' liability insurance, compliance with the Sarbanes-Oxley Act, and legal fees incurred in connection with the Company's efforts to maximize the benefits from its patent portfolio. SG&A spending was 11.8% of sales in the third quarter of 2003, compared to 12.6% of sales in the second quarter of 2003 and 11.2% of sales in the third quarter of 2002.

       Dr. King Owyang, Siliconix President and CEO, said, "Bookings continued their upward trend, as our book-to-bill ratio for the third quarter of 2003 increased to 1.2, compared to 1.1 for the second quarter and .9 for the first quarter. In addition, our backlog at the end of the third quarter was 31% greater than the backlog at the end of the second quarter, and it is at the highest level since December 2000. To a great extent, these factors reflect the effect of the Holiday season build. The increase in demand that we are experiencing is largely consumer-driven, i.e., cell phones and laptop and desktop computers. Orders were strong from our Electronic Manufacturing Services customers; however, the phenomenon that we noted in our previous release, the increasing portion of our customers' orders that request short-term delivery, has continued. Thus, long-term demand is still somewhat uncertain and visibility is short."

       He continued, "It appears that the negative impact of SARS has ended. When the travel restrictions to Asia were removed, we immediately resumed our customer visits there, and we achieved our highest bookings ever in the third quarter of 2003 since the second quarter of 2000. As noted above, this demand is largely consumer-driven, and we still are not seeing any significant recovery in the telecommunications infrastructure or corporate IT markets."

       He noted, "In this quarter, we introduced 51 new products and secured 200 design wins, continuing our successful contribution to the design community of cost effective and high performance solutions for power management and conversion applications. We have also dedicated substantial resources to our lead-free conversion program offering over 240 devices in this environmentally friendly class of products. "

       Dr. Owyang concluded, "Our corporate strategy and direction has not changed. We believe that our focus on developing the best solutions for our customers through innovation will continue to enhance our leadership in key markets. At the same time, our cost reduction programs and improving manufacturing efficiencies position us to further penetrate power management applications in the telecommunications, portable computer, consumer, industrial, and automotive markets."

       Siliconix is a leading manufacturer of power MOSFETs, power ICs, analog switches, and multiplexers for computers, cell phones, fixed communications networks, automobiles, and other consumer and industrial electronic systems. With 2002 worldwide sales of $372.9 million, the Company's facilities include a Class 1 wafer fab dedicated to the manufacture of power products in Santa Clara, California, and an affiliated Class 1 wafer fab located in Itzehoe, Germany. The Company's products are also fabricated by subcontractors in Japan, Germany, China, Taiwan, and the United States. Assembly and test facilities include a company-owned facility in Taiwan, a joint venture in Shanghai, China, and subcontractors in the Philippines, China, Taiwan, and Israel.

       Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has plants in sixteen countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

       The Siliconix results will be discussed during the Vishay Intertechnology, Inc. conference call, which will be held today, Wednesday, October 29, 2003, at 11:00 AM (EST). The dial-in number for the conference call is 888-423-3273 (651-224-7582 if calling from outside the United States or Canada). The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. There will be a replay of the conference call from 2:30 PM (EST) today, Wednesday, October 29, 2003 through 11:59 PM (EST) on Sunday, November 2, 2003. The telephone number for the replay will be 800-475-6701 (320-365-3844 if calling from outside the United States or Canada). The access code will be 702773.

       Statements contained herein that relate to the Company's future performance, including statements with respect to anticipated improvements in the Company's business and business climate, future product innovation, and implementation of cost savings strategies, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, cancellation of orders in our backlog, difficulties in new product development, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its December 31, 2002 Report on Form 10-K filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.


                                            SILICONIX INCORPORATED
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (Unaudited)

(In thousands, except per share amounts)                   Three Months Ended              Nine Months Ended
                                                        Sept 27,        Sept 28,       Sept 27,        Sept 28,
                                                          2003            2002           2003            2002
                                                       ------------    ------------   ------------   -----------

Net sales                                            $  97,411         $  96,149       $ 283,444       $ 274,686
Cost of sales                                           69,555            65,944         200,234         190,799
                                                     ---------         ---------       ---------       ---------

Gross profit                                            27,856            30,205          83,210          83,887

Operating expenses:
Research and development                                 4,706             4,436          14,419          14,701
Selling, marketing, and administration                  11,460            10,791          33,518          31,490
                                                     ---------         ---------       ---------       ---------

Operating income                                        11,690            14,978          35,273          37,696
Interest income                                            610               777           1,810           2,266
Other income (expense) - net                                92             1,411             117           2,201
                                                     ---------         ---------       ---------       ---------

Income before taxes and minority interest               12,392            17,166          37,200          42,163
Income taxes                                            (2,722)           (3,764)         (8,146)         (9,237)
Minority interest in income of
  consolidated subsidiary                                  (60)              (59)           (180)           (178)
                                                     ---------         ---------       ---------       ---------
Net income                                           $   9,610         $  13,343       $  28,874       $  32,748
                                                     =========         =========       =========       =========

Net income per share (basic and diluted)             $    0.32         $    0.45       $    0.97       $    1.10
                                                     =========         =========       =========       =========

Shares used to compute earnings per share               29,879            29,879          29,879          29,879
                                                     =========         =========       =========       =========


                             SILICONIX INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(In thousands)                                           September 27,     December 31,
                                                             2003             2002
                                                         ------------      ------------
Assets
Current assets:
  Cash and cash equivalents                               $ 263,435         $ 137,082
  Note receivable from affiliate                               --              75,000
  Accounts receivable, less allowances                       53,658            42,331
  Accounts receivable from affiliates                        15,196            10,076
  Inventories                                                63,939            66,553
  Other current assets                                       28,376            23,241
  Deferred income taxes                                       3,148             3,146
                                                          ---------         ---------

    Total current assets                                    427,752           357,429
                                                          ---------         ---------

Property, plant, and equipment, at cost:
  Land                                                        1,715             1,715
  Buildings and improvements                                 57,779            55,954
  Machinery and equipment                                   375,855           368,232
                                                          ---------         ---------
                                                            435,349           425,901

Less accumulated depreciation                               296,775           272,935
                                                          ---------         ---------

  Net property, plant, and equipment                        138,574           152,966

Goodwill                                                      7,445             7,445
Other assets                                                     58               195
                                                          ---------         ---------

    Total assets                                          $ 573,829         $ 518,035
                                                          =========         =========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                        $  17,609         $  20,734
  Accounts payable to affiliates                             27,236             7,385
  Accrued payroll and related compensation                    9,498             9,395
  Other accrued liabilities                                  30,149            27,796
   Taxes Payables                                             8,814             1,007
                                                          ---------         ---------

    Total current liabilities                                93,306            66,317
                                                          ---------         ---------

Long-term debt, less current portion                          2,459             2,708
Deferred income taxes                                        16,258            16,256
Other non-current liabilities                                44,540            44,540
Minority interest                                             3,563             3,383
                                                          ---------         ---------

    Total liabilities                                       160,126           133,204
                                                          ---------         ---------

Commitments and contingencies
Stockholders' equity:
  Common stock                                                  299               299
  Additional paid-in-capital                                 59,373            59,370
  Retained earnings                                         355,132           326,258
  Other Comprehensive Loss                                     (245)             (246)
  Accumulated other comprehensive loss                         (856)             (850)
                                                          ---------         ---------

    Total stockholders' equity                              413,703           384,831
                                                          ---------         ---------

    Total liabilities and stockholders' equity            $ 573,829         $ 518,035
                                                          =========         =========